                                                                    EXHIBIT 99.1


                       San Diego Gas & Electric Company
                Rate Reduction Bond Securitization Trust 1997-1

                        Monthly Servicer's Certificate

California Infrastructure and Economic Development Bank Special Purpose Trust
       SDG&E-1 $658,000,000 Rate Reduction Certificates, Series 1997-1

Pursuant to Section 3.01(b)(i) of the Transition Property Servicing Agreement
                Dated as of December 16, 1997 (the "Agreement") between San Diego Gas & Electric Company, as Servicer, and SDG&E Funding LLC,
         as Note Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Monthly Servicer's Certificate (the "Monthly Certificate") have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.


                        Collection Period:  Jan-98

Line No.   BILLED REVENUE SUMMARY
           ----------------------
       1   Current Monthly Billing Period                                  Dec-97

       2   Residential KWh Billed (Pre-True Up)                        69,915,266
       3   Residential KWh Billed (Post-True Up)                                0
       4   Residential FTA Charge (Pre-True Up)                           0.01591
       5   Residential FTA Charge (Post-True Up)                                0

       6   Small Commercial KWh Billed (Pre-True Up)                   22,085,035
       7   Small Commercial KWh Billed (Post-True Up)                           0
       8   Small Commercial FTA Charge (Pre-True Up)                      0.01679
       9   Small Commercial FTA Charge (Post-True Up)                           0

           Current Period Billed FTA Revenues
      10   Residential                                              $1,112,351.88
      11   Commercial                                                 $370,807.74
      12   Total                                                    $1,483,159.62

      13   FTA Revenues Not Accounted For in Prior Periods                  $0.00

      14   Residential G&E Net Write-Offs as % of G&E Billed Revenues        0.51%*
      15   CIA G&E Net Write-Offs as % of G&E Billed Revenues                0.19%*

        *  Based on history to be updated following actual write off.


                       San Diego Gas & Electric Company
                Rate Reduction Bond Securitization Trust 1997-1

             FTA REVENUES REMITTED TO TRUSTEE
             --------------------------------
             Monthly Residential Remittance Percentages

Line No.       Billed     30 Days        60 Days       90 Days     120 Days      150 Days          180 Days        Total
          1    FTA Rev     40.80%        48.27%         8.73%        1.48%         0.11%             0.10%          99.49%
                        -------------
          2    Dec-97   $1,112,351.88                                                                         $453,839.57
                        -------------
          3    Nov-97                                                                                               $0.00
                                         -----
          4    Oct-97                                                                                               $0.00
                                                       -----
          5    Sep-97                                                                                               $0.00
                                                                   -----
          6    Aug-97                                                                                               $0.00
                                                                                 -----
          7    Jul-97                                                                                               $0.00
                                                                                                   -----      -----------
          8 Total       $  453,839.57    $0.00         $0.00       $0.00         $0.00             $0.00      $453,839.57
                                                                                                              -----------
            Write-off Reconciliation
            ------------------------
          9  Jun-97 Period Billed FTA Revenues                                                                      $0.00
         10  Jun-97 FTA Residential Net Write-Offs                                                                  $0.00
         11  Jun-97 Net Billed FTA Revenues                                                                         $0.00
         12  Amount Previously Remitted to Trust                                                                    $0.00
         13  Write-off Adjustment                                                                                   $0.00
         14  Aggregate Residential Remittance Amount                                                          $453,839.57

             Monthly Small Commercial Remittance Percentages

               Billed     30 Days        60 Days       90 Days     120 Days    150 Days        180 Days          Total
         15  FTA Rev      40.80%         52.39%         6.31%       0.21%       0.05%           0.05%           99.81%
                       -----------
         16  Dec-97    $370,807.74                                                                         $151,289.56
                       -----------                                                                               $0.00
         17  Nov-97
                                         ----                                                                    $0.00
         18  Oct-97
                                                       ----                                                      $0.00
         19  Sep-97
                                                                   -----                                         $0.00
         20  Aug-97
                                                                               -----                             $0.00
         21  Jul-97
                                                                                                                 $0.00
                                                                                               -----       -----------
         22 Total       $151,289.56      $0.00         $0.00       $0.00       $0.00           $0.00       $151,289.56
                                                                                                           -----------

            Write-off Reconciliation
           -------------------------
         23  Jun-97 Period Billed FTA Revenues                                                                   $0.00
         24  Jun-97 FTA Small Commercial Net Write-Offs                                                          $0.00
         25  Jun-97 Net Billed FTA Revenues                                                                      $0.00
         26 Amount Previously Remitted to Trust                                                                  $0.00
         27 Write-off Adjustment                                                                                 $0.00
         28 Aggregate Small Commercial Remittance Amount                                                   $151,289.56

         29 Residential Remittance Amount                                                                  $453,839.57
         30 Small Commercial Remittance Amount                                                             $151,289.56
         31 Total                                                                                          $605,129.13

         32 FTA Revenues Not Accounted For in Prior Periods                                                      $0.00
            Aggregate FTA Remittance for Billing Periods:
         33  Dec-97                                                                                        $605,129.13

         34  Nov-97                                                                                              $0.00

         35  Oct-97                                                                                              $0.00

         36  Sep-97                                                                                              $0.00

         37  Aug-97                                                                                              $0.00

         38  Jul-97                                                                                              $0.00

         39 Total FTA Remittance for Payment Date            Jan-98                                        $605,129.13

                       San Diego Gas & Electric Company
                Rate Reduction Bond Securitization Trust 1997-1

IN WITNESS HEREOF, the undersigned has duly executed and delivered this

Monthly Servicer's Certificate this 13th of January, 1998
                                    ----    -------

SAN DIEGO GAS & ELECTRIC COMPANY, as Servicer



by:  /s/ James P. Trent
   ------------------------------
      James P. Trent

title:  Manager, Accounting Operations